[HARRIS FINANCIAL, INC. LOGO]


                                 March 19, 1998

Dear Shareholder:

     You are cordially invited to attend the 1998 First Annual Meeting of Shareholders of Harris Financial, Inc., a parent of Harris Savings Bank, at the Zembo Temple, Third and Division Streets, Harrisburg, Pennsylvania 17110 on Tuesday, April 21, 1998 at 10:00 a.m., prevailing time. Enclosed you will find an Annual Report together with a Notice of Annual Meeting and accompanying Proxy Statement. The Proxy Statement describes the business to be transacted at the meeting and provides other information concerning the Corporation and the Bank which you should be aware of when you vote your shares.

     The principal business of the Annual Meeting will be the election of directors and such other business as may properly be presented at the meeting. In addition, we plan to review the status of the Corporation's and the Bank's business at the meeting.

     It is important that your shares be represented whether or not you are personally able to attend. In order to ensure that you will be represented, we ask that you promptly sign, date, and return the enclosed proxy card.

                                          Sincerely,

                                          /s/ Charles C. Pearson, Jr.
                                          ----------------------------
                                          Charles C. Pearson, Jr.
                                          President and Chief Executive Officer

                         [HARRIS FINANCIAL, INC. LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 21, 1998

TO THE SHAREHOLDERS OF HARRIS FINANCIAL, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Harris Financial, Inc., (the "Corporation") will be held on Tuesday, April 21, 1998, at the Zembo Temple, Third and Division Streets, Harrisburg, Pennsylvania 17110 at 10:00 a.m., prevailing time, for the following purposes:

          1. To elect three (3) Class I Directors to serve until the expiration of their three-year term and until their successors are duly elected and qualified.

          2. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     In accordance with the Bylaws of the Corporation, and action by the Board of Directors, only those shareholders of record as of the close of business on March 9, 1998, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1997, is being mailed to shareholders with this Notice.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. YOUR COOPERATION IS APPRECIATED SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

                                          By the Corporation Pursuant to an
                                          Order of its Board of Directors

                                          /s/ Charles C. Pearson, Jr.
                                          ----------------------------
                                          Charles C. Pearson, Jr.
                                          President and Chief Executive Officer

March 19, 1998
Harrisburg, Pennsylvania

                                     INDEX

                                                              PAGE
                                                              ----
INTRODUCTION................................................    1
  Solicitation and Voting of Proxies........................    2
  Revocability of Proxy.....................................    2
  Voting Securities, Record Date and Quorum.................    2
PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S COMMON
  STOCK.....................................................    3
  Principal Owners..........................................    3
  Beneficial Ownership by Officers, Directors and
     Nominees...............................................    3
MARKET INFORMATION..........................................    5
DIVIDEND POLICY.............................................    5
  General...................................................    5
  Dividend Waivers by the Mutual Holding Company............    5
ELECTION OF DIRECTORS.......................................    7
  Class I Nominees Proposed By the Board of Directors To
     Serve Until 2001.......................................    7
  Continuing Class II Directors To Serve Until 1999.........    8
  Continuing Class III Directors To Serve Until 2000........    8
  Continuing Class III Director To Serve Until 1999.........    8
  Class III Director To Serve Until 1998....................    8
  Interim Director..........................................    8
  Directors Emeritus........................................    8
  Meetings and Committees of the Board......................    9
  Section 16(a) Beneficial Ownership Compliance.............    9
  Executive Officers Who Are Not Directors..................    9
  Certain Transactions......................................   10
  Executive Compensation....................................   11
  Compensation of Directors.................................    ?
  Compensation Committee Interlocks and Insider
     Participation..........................................   15
  Board Compensation Committee Report on Executive
     Compensation...........................................   15
  Shareholder Return Performance Graph......................   17
LEGAL PROCEEDINGS...........................................   18
INDEPENDENT PUBLIC ACCOUNTANTS..............................   18
ANNUAL REPORT...............................................   18
SHAREHOLDER PROPOSALS.......................................   18
OTHER MATTERS...............................................   18
ADDITIONAL INFORMATION......................................   18

                             HARRIS FINANCIAL, INC.
                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 21, 1998

                                  INTRODUCTION

     This Proxy Statement and enclosed form of proxy are being furnished in connection with the solicitation by the Board of Directors of Harris Financial, Inc., (the "Corporation"), a Pennsylvania corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 21, 1998, at the Zembo Temple, Third and Division Streets, Harrisburg, Pennsylvania 17110 at 10:00 a.m., prevailing time, and at any adjournment or postponement of the Annual Meeting.

     The principal executive office of the Corporation is located at 235 North Second Street, Harrisburg, Pennsylvania 17101. The Corporation was organized in September, 1997 in the reorganization of Harris Financial, MHC, and Harris Savings Bank's corporate structures. The Corporation was incorporated in February, 1997 and organized in September, 1997 pursuant to the approval of the Plan of Reorganization approved by shareholders of Harris Savings Bank at its Annual Meeting on April 15, 1997.

     The organization's corporate structure is now established as set forth in the following diagram:

[In the printed version there appears a chart showing the corporate structure and ownership of Common Stock.]

     Each share of Harris Savings Bank (hereinafter "Bank") stock ($.01 par value) was converted to one share of Harris Financial, Inc. stock ($.01 par value) after the Reorganization. Subsequently, the Corporation declared a split in the form of a stock dividend of two additional shares of Corporation stock ($.01 par value) for each share of stock outstanding.

     Harris Savings Bank, as the result of the Reorganization, became the wholly-owned subsidiary of the Corporation. The Corporation's stock is owned by Harris Financial, MHC (the "Mutual Holding Company") approximately 75.2% and minority shareholders, approximately 24.8%.

     At present, the sole subsidiary of Harris Financial, Inc., is Harris Savings Bank and the Corporation is the sole subsidiary of the Mutual Holding Company.

     Due to the short year of the Corporation, since September 16, 1997, the remaining identity between the Officers and Directors of the Bank and the Corporation and so that information for the Corporation not be misleading, information will be provided in the pages following for both the Corporation and the Bank, where deemed appropriate.

SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement and the enclosed form of proxy are first being sent to shareholders of the Corporation on or about March 19, 1998. Shares represented by the enclosed form of proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any proxy not specifying to the contrary will be voted FOR the election of the nominees for Class I Directors named below and FOR adjournment of the meeting, if necessary. Execution and return of the enclosed proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person after giving notice to the Secretary of the Corporation. The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional materials which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mails, certain directors, officers, and employees of the Corporation may solicit proxies personally, by telephone or by telecopier. The Corporation may request that persons, such as brokers, nominees and fiduciaries holding stock in their names, forward proxy materials to the beneficial owners and will reimburse such persons for their reasonable expenses.

REVOCABILITY OF PROXY

     Any shareholder giving a proxy has the power to revoke the proxy at any time before it is voted by giving notice to the Secretary of the Corporation, Richard C. Ruben, at 235 North Second Street, Harrisburg, Pennsylvania 17101, by executing a later-dated proxy and giving notice thereof to the Secretary, or by voting in person at the Annual Meeting after giving notice to the Secretary.

VOTING SECURITIES, RECORD DATE AND QUORUM

     The Corporation is authorized to issue 100,000,000 shares of common stock. At the close of business on February 3, 1998, the Corporation had 33,910,400 shares of common stock, par value $.01 per share ("Common Stock") outstanding and held of record by approximately 3,730 shareholders. The Corporation is also authorized to issue 10,000,000 shares of series preferred stock, $.01 per share of which none are issued to date.

     Only holders of record of Common Stock, as of the close of business on March 9, 1998, will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of Directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.

     The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted in determining the presence of a quorum. As a practical matter, the presence of a quorum is assured because Harris Financial, MHC, (the "Holding Company") owns 25,500,000 shares, or approximately 75.2% of the Common Stock outstanding and has indicated its intent to vote for the nominees for Class I Directors named below.

     Assuming the presence of a quorum, the three nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

          PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S COMMON STOCK

PRINCIPAL OWNERS

     The following table sets forth, as of January 31, 1998, the persons who own of record or who are known by the Board of Directors to be beneficial owners of more than 5% of the outstanding shares of Common Stock, the number of shares beneficially owned by such persons and the percentage of the outstanding shares of Common Stock so owned.


   NAME OF INDIVIDUAL         AMOUNT AND NATURE        PERCENT
  OR IDENTITY OF GROUP    OF BENEFICIAL OWNERSHIP(1)   OF CLASS
  --------------------    --------------------------   --------
Harris Financial, MHC             25,500,000             75.2%
235 North Second Street
Harrisburg, PA 17101

------------------
(1) For the definition of "Beneficial Ownership" please refer to footnote 1 below under the caption "Beneficial Ownership by Officers, Directors and Nominees."

BENEFICIAL OWNERSHIP BY OFFICERS, DIRECTORS AND NOMINEES

     The following table sets forth, as of January 31, 1998, the amount and percentage of Common Stock beneficially owned by each director, each nominee, each executive officer and all directors and executive officers of the Corporation as a group. Unless otherwise noted in a footnote, each Corporation director and named executive officer holds sole voting and investment power over the shares listed as beneficially owned. The table reflects data supplied by each Corporation director and executive officer.

               NAME OF INDIVIDUAL                     AMOUNT AND NATURE        PERCENT
              OR IDENTITY OF GROUP                OF BENEFICIAL OWNERSHIP(1)   OF CLASS
              --------------------                --------------------------   --------
Charles C. Pearson(2)...........................             4,000                 *
Samuel M. Altdoerffer, Sr.(7)...................            33,375(14)             *
Ernest P. Davis(3)..............................            15,447                 *
Jimmie C. George(4).............................            38,139(15)             *
Robert A. Houck(4)..............................            27,408(16)             *
Bruce S. Isaacman(5)............................            24,125(17)             *
Robert E. Kessler(6)............................            27,879(18)             *
C. Ted Lick(8)..................................            14,799                 *
William E. McClure, Jr.(5)......................             8,100                 *
Robert R. Roebuck(8)............................            15,998                 *
William A. Siverling(4).........................            29,745(19)             *
Frank R. Sourbeer(3)............................            49,876                 *
Donald B. Springer(5)...........................             6,000(20)             *
James L. Durrell(9).............................            54,908(21)             *
William M. Long(10).............................            48,774(22)             *
Lyle B. Shughart(11)............................            35,434(23)             *
John C. Coulson(12).............................               300(24)             *
Richard C. Ruben(13)............................            14,661(25)             *
All Directors and Executive Officers as a Group
  (18 Persons)..................................           448,968(26)           1.6%(26)

------------------
*    Less than 1%
(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to

                                              (Footnotes continued on next page)

(Footnotes continued from previous page) which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after January 31, 1998. Beneficial ownership may be disclaimed as to certain of the securities.
(2) Class I Director, whose term expires in 1998 and a nominee for Class I Director, whose term will expire in 2001. President and Chief Executive Officer of the Corporation and the Bank.
(3) Class I Director, whose term expires in 1998 and a nominee for Class I Director, whose term will expire in 2001.
(4)  Class II Director, whose term expires in 1999
(5)  Class III Director whose term expires in 2000
(6)  Class III Director whose term expires in 1999. Chairman of the Board.
(7)  Class III Director whose term expires in 1998.
(8)  Director Emeritus of the Bank
(9) Executive Vice President, Chief Financial Officer and Interim Director of the Corporation and the Bank.
(10) Senior Vice President of the Corporation and Senior Vice President of the Lending Division of the Bank.
(11) Senior Vice President of the Corporation and Senior Vice President of the Retail Services Division of the Bank.
(12) Senior Vice President and Chief Information Officer of the Bank.
(13) Senior Vice President, Chief Legal Officer and Corporate Secretary of the Corporation and the Bank.
(14) Includes 2,250 shares of Common Stock held individually by Mr. Altdoerffer's spouse.
(15) Includes 9,816 shares of Common Stock held individually by Mr. George's spouse, 600 shares held in trust for Mr. George's children and 11,250 shares of Common Stock that may be received upon exercise of options that have or will vest prior to 60 days after January 31, 1998.
(16) Includes 16,875 shares of Common Stock that may be received upon exercise of options that have or will vest prior to 60 days after January 31, 1998.
(17) Includes 5,625 shares of Common Stock that may be received upon exercise of options that have or will vest prior to 60 days after January 31, 1998.
(18) Includes 17,004 shares of Common Stock held individually by Mr. Kessler's spouse and 10,875 shares of Common Stock that may be received upon exercise of options that have or will vest prior to 60 days after January 31, 1998.
(19) Includes 8,817 shares of Common Stock held individually by Mr. Siverling's spouse and 4,500 shares held in a profit sharing plan of which Mr. Siverling is the beneficiary.
(20) Held jointly with Mr. Springer's spouse.
(21) Includes 3,414 shares of Common Stock held jointly with Mr. Durrell's spouse, 8,594 shares purchased and held by the Bank's ESOP that are allocated to Mr. Durrell's account and over which he exercises investment control, and 28,800 shares of Common Stock that may be received upon exercise of options that have or will vest prior to 60 days after January 31, 1998.
(22) Includes 6,474 shares of Common Stock purchased and held by the Bank's ESOP that are allocated to Mr. Long's account and over which he exercises investment control and 22,500 shares of Common Stock that may be received upon exercise of options that have or will vest prior to 60 days after January 31, 1998.
(23) Includes 5,875 shares purchased and held by the Bank's ESOP that are allocated to Mr. Shughart's account and over which he exercises investment control, 7,500 shares of Common Stock that may be received upon exercise of options that have or will vest prior to 60 days after January 31, 1998 and 16,650 held jointly with Mr. Shughart's spouse.
(24) Held jointly with Mr. Coulson's spouse
(25) Includes 852 shares of Common Stock held individually by Mr. Ruben's spouse.
(26) Assumes all outstanding options issued to the directors and officers have been exercised.

                               MARKET INFORMATION

     The Corporation's Common Stock is listed on the Nasdaq National Market under the symbol "HARS." As of December 31, 1997, the Corporation had eight registered market makers, approximately 3,730 shareholders of record (excluding the number of persons or entities holding stock in street name through various brokerage firms), and 33,910,400 shares outstanding, which includes shares held by the Mutual Holding Company. The following table sets forth market price and dividend information for the Corporation's Common Stock (Bank Common Stock prior to September, 1997) in each of the last eight quarterly periods adjusted to reflect the three-for-one split (effected in the form of a stock dividend) on November 18, 1997.

                                            SPLIT             SPLIT      SPLIT ADJUSTED
QUARTER ENDED                          ADJUSTED - HIGH   ADJUSTED - LOW     DIVIDEND
-------------                          ----------------  --------------  --------------
1996
March 31                                   6 48/64              5 59/64       $.0483
June 30                                    6 16/64              5             $.0483
September 30                               5 43/64              4 59/64       $.0483
December 31                                6 13/64              5             $.0483

1997
March 31                                   7 37/64              6  5/64       $.0483
June 30                                    7 11/64              6  3/64       $.0483
September 30                              16 27/64              7             $.0483
December 31                               21  1/2              15 43/64       $.0550

     The last trade of the Corporation's Common Stock on January 31, 1998 was at a price of 1815/16 per share.

                                DIVIDEND POLICY

GENERAL

     The Bank paid quarterly cash dividends every quarter since the completion of its mutual holding company reorganization and minority stock issuance in January, 1994. Although the Corporation expects to continue to pay cash dividends in at least the same amount per share as the November, 1997 dividend going forward, its principal source of income presently consists of dividends from the Bank. Dividends paid by Harris Financial, Inc., will be determined by the Corporation's Board of Directors and will be based upon its consolidated financial condition, results of operations, tax considerations, economic conditions, regulatory restrictions which affect the payment of dividends by the Bank to the Corporation, and other factors. In addition, the Corporation's ability to pay dividends is subject to limitations under Pennsylvania law. There can be no assurance that dividends will be paid on Corporation Common Stock or that, if paid, such dividends will not be reduced or eliminated in the future.

     The Corporation is not subject to regulatory restrictions of the Board of Governors of the Federal Reserve System (the "FRB") on the payment of dividends to its shareholders other than with respect to maintaining minimum levels of capital, although the source of such dividends will be dependent upon the factors set forth above.

DIVIDEND WAIVERS BY THE MUTUAL HOLDING COMPANY

     The Mutual Holding Company generally waived the receipt of cash dividends declared by the Bank and now the Corporation. The Mutual Holding Company has not been required to obtain approval of the FRB prior to any such waiver, and through the date hereof has not sought or received FRB approval of any such waiver. In connection with the FRB and Federal Deposit Insurance Corporation ("FDIC") approvals of the Bank's acquisition of First Harrisburg Bancor, Inc., and its wholly-owned subsidiary, First Federal Savings and Loan Association of Harrisburg ("First Federal"), the Bank and the Mutual Holding Company made several commitments to the FDIC and the FRB regarding the waiver of dividends by the Mutual Holding Company. These commitments include the following:

     1. Any dividends waived by the Mutual Holding Company shall be taken into account in any valuation of the Bank, and the Mutual Holding Company, and factored into the calculation used in establishing a fair and reasonable basis for exchanging Corporation shares for holding company shares in any subsequent conversion of the Mutual Holding Company to stock form.

     2. Dividends waived by the Mutual Holding Company shall not be available for payment to or the value thereof transferred to shareholders of the Corporation other than the Mutual Holding Company ("Minority Shareholders") by any means including through dividend payments or at liquidation.

     3. Beginning five years after April 19, 1996, the date of consummation of the Bank's acquisition of First Federal, the Mutual Holding Company will make prior application to and shall receive the approval of the FRB prior to waiving any dividends declared on the capital stock of the Corporation, and the FRB shall have the authority to approve or deny any dividend waiver request in its discretion. Thereafter, such application may be made on an annual basis with respect to any year in which Mutual Holding Company intends to waive dividends paid by the Corporation.

     4. After April 19, 1996, the date of consummation of the Bank's acquisition of First Federal, the amount of waived dividends that are identified as belonging to the Mutual Holding Company shall not be available for payment to, or the value transferred to, Minority Shareholders, either through dividend payments, upon the conversion of the Mutual Holding Company to stock form, upon the redemption of shares of the Corporation, upon the Corporation's issuance of additional shares, at liquidation, or by any other means. The Mutual Holding Company shall notify the FRB of all such transactions and will make available to the FRB such information as the FRB determines to be appropriate.

     5. The Corporation will take into account when setting its dividend rate the declaration rate in relation to net income and the rate's effect on the Corporation's ability to issue capital. The dividend rate will be reasonable and sustainable upon a full conversion to stock form of the Mutual Holding Company.

     6. In the event that the FRB adopts regulations regarding dividends waivers by mutual holding companies, the Mutual Holding Company will comply with the applicable requirements of such regulations.

     Although not specifically made a condition of the FRBs approval of the reorganization into the present two-tier holding company structure, the Corporation believes that the FRB intends to and will impose adherence to the above commitments as to dividends paid by the Corporation at least with respect to dividends attributable to earnings of the Bank.

     As of December 31, 1997, the Mutual Holding Company had waived $16.3 million of dividends declared by the Bank and the Corporation combined.

     In the future, the Mutual Holding Company's decision as to whether or not to waive a particular dividend will depend on a number of factors, including the Mutual Holding Company's capital needs, the investment alternatives available to the Mutual Holding Company as compared to those available to the Corporation and the Bank and the receipt of required regulatory approvals. There can be no assurance that (1) in the future, the Mutual Holding Company will waive dividends paid by the Corporation, (2) the FRB will approve any dividend waivers by the Mutual Holding Company after April, 2001, or (3) the terms that may be imposed by the FRB on any dividend waiver will not be unfavorable to shareholders.

                             ELECTION OF DIRECTORS

     The Bylaws of the Corporation provide that the Corporation's business shall be managed under the direction of its Board of Directors. Article III, Section
3.1 of the Bylaws provides that the number of directors that shall constitute the whole Board of Directors shall consist of no less than five (5) nor more than twenty (20) members and shall be divided into three (3) classes, as nearly equal in number as possible. The members of each class are elected for a term of three years. Pursuant to Article III, Section 3.3 of the Bylaws, vacancies on the Board of Directors are filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed serves as a director until the term of the class to which he was appointed shall expire.

     At the 1998 Annual Meeting, three directors are to be elected to hold office for a three-year term and until their successors have been duly elected and qualified. The Board of Directors has unanimously nominated Charles C. Pearson, Jr., Ernest P. Davis and Frank R. Sourbeer for election as Class I Directors of the Corporation. Messrs. Davis and Sourbeer were appointed Class I Directors at the organizational meeting of the Corporation held February 26, 1997 and each has been a Director of the Bank since 1989. Mr. Pearson was appointed by the Board of Directors as President and Chief Executive Officer of the Corporation and the Bank effective January 5, 1998. Mr. Pearson was appointed to fill executive positions and nominated to fill the Director vacancy created by the resignation of Mr. William J. McLaughlin. Mr. James L. Durrell was appointed on an interim basis to fill Mr. McLaughlin's Board position and will not stand for election as a permanent member. Mr. Samuel M. Altdoerffer, Sr., will retire after the annual meeting. In light of the retirement of Mr. Altdoerffer, the Board of Directors at the Board Meeting held February 17, 1998, reconstituted the classes of the Board to set the size of each of Class I and Class II at three (3) members and to set the size of Class III at four (4) members to take effect at the Annual Meeting. The number of Directors is thus set at ten (10). The names of the nominees, the current Directors, Directors Emeritus and a brief statement concerning their ages, principal occupations for the past five years and other biographical information are set forth below.

     The persons named in the enclosed proxy card, Robert E. Kessler, Bruce S. Isaacman, Samuel M. Altdoerffer, Sr., William E. McClure and Donald B. Springer, have advised the Corporation that, unless a contrary direction is indicated on the proxy card, they intend to vote for the election of the nominees proposed. They have also advised that in the event any of the three nominees shall not be available for election, they will vote for the election of such substitute nominee or nominees, if any, as the Board of Directors may propose.

     There is no cumulative voting for the election of Directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for each of the three nominees in the class to be elected.

CLASS I NOMINEES PROPOSED BY THE BOARD OF DIRECTORS TO SERVE UNTIL 2001

     CHARLES C. PEARSON, JR. (58) is President and Chief Executive Officer of Harris Savings Bank, Harris Financial, Inc., and Harris Financial, MHC, since January 5, 1998. Before his appointment as an Officer and Director in 1998, Mr. Pearson was Regional President of PNC Bank, Central Pennsylvania Region. Prior to that, he was President and Chief Executive Officer of United Federal Bancorp of State College, Pennsylvania, which was acquired by PNC. He is a nominee for Class I Director.

     ERNEST P. DAVIS (65) is an independent agent for New York Life Insurance Company and other insurance companies, offering a variety of insurance and financial products. He has been a member of the Bank's Board since 1989 and a member of the Corporation's Board since 1997. He is a nominee for Class I Director.

     FRANK R. SOURBEER (47) has been President, Chairman of the Board of Directors and controlling owner of Wilsbach Distributors, a beverage distribution company since 1988. He is also President of the Partnership for Regional Investment and Development Enterprises, an industrial development company. He has been a member of the Bank's Board since 1989 and a member of the Corporation's Board since 1997. He is a nominee for Class I Director.

CONTINUING CLASS II DIRECTORS TO SERVE UNTIL 1999

     JIMMIE C. GEORGE (67) has been a co-owner of George's Flowers, a local flower shop, for the past 37 years. He has been the President of Pleasant Inn, a motel, for 22 years, and was a corporate secretary for Bonnie Heights Homes for 25 years. Mr. George is also a partner in two non-profit housing development companies. He has been a member of the Bank's Board since 1988 and a member of the Corporation's Board since 1997.

     ROBERT A. HOUCK (65) was formerly the Executive Vice President, Chief Financial Officer, Secretary and Treasurer of HERCO, Inc., a hotel resort company located in Hershey, Pennsylvania, until his retirement in 1988. He has been a member of the Bank's Board since 1979 and a member of the Corporation's Board since 1997.

     WILLIAM A. SIVERLING (56) is the President and co-owner of Commercial Industrial Realty Company, a commercial real estate brokerage firm with which he has been associated for over 23 years. He has been a member of the Bank's Board since 1989 and a member of the Corporation's Board since 1997. Mr. Siverling is also a director of H S Service Corporation, a wholly-owned subsidiary of the Bank.

CONTINUING CLASS III DIRECTORS TO SERVE UNTIL 2000

     BRUCE S. ISAACMAN (66) is a partner in Isaacman Kern & Co., an accounting firm. Prior to the merger of First Federal with, into and under the charter of the Bank, Mr. Isaacman was Chairman of the Board of First Harrisburg Bancor, Inc., parent company of First Federal. On May 21, 1996, Mr. Isaacman was appointed to the Board of Directors of the Bank. He has also been a member of the Corporation's Board since 1997.

     WILLIAM E. MCCLURE, JR., (56) is President of McClure Company, a commercial and residential plumbing contractor. On April 15, 1997, Mr. McClure was elected to the Board of the Bank. He has been a member of the Corporation's Board since 1997.

     DONALD B. SPRINGER, (62) is founder and President of Phoenix Contact, Inc., a manufacturer of electrical and electronic components. On April 15, 1997, Mr. Springer was elected to the Board of the Bank. He has also been a member of the Corporation's Board since 1997.

CONTINUING CLASS III DIRECTOR TO SERVE UNTIL 1999

     ROBERT E. KESSLER (71), Chairman of the Board, is retired. Prior to his retirement, he was President and Chief Executive Officer of Kessler's, Inc., a meat and food processing and distribution company located in Lemoyne, Pennsylvania. He has been a member of the Bank's Board since 1978 and a member of the Corporation's Board since 1997. Mr. Kessler will retire as an active member of the Corporation's Board at the 1999 Annual Meeting in accordance with the Bylaws.

CLASS III DIRECTOR TO SERVE UNTIL 1998

     SAMUEL M. ALTDOERFFER, SR., (71) is retired. Prior to his retirement, he was Chairman of the Board of Peoples Broadcasting, Co., Inc. Mr. Altdoerffer has been a member of the Bank's Board since 1982 and a member of the Corporation's Board since 1997. Mr. Altdoerffer will retire as an active member of the Corporation's Board after the 1998 Annual Meeting.

INTERIM DIRECTOR

     JAMES L. DURRELL (61) was appointed an interim director of the Corporation and the Bank effective November 1, 1997 to temporarily fill the vacancy created by the retirement of William J. McLaughlin. Mr. Durrell will not stand for election as a permanent board member at the Annual Meeting.

DIRECTORS EMERITUS

     The Corporation has not elected Emeritus Directors. The following are Emeritus Directors of the Bank.

     C. TED LICK (74) served as President of the Harrisburg Paper Co., a paper distribution company, from 1948 until his retirement in 1992. He served as a member of the Bank's Board from 1966 to 1996, when he was elected as an Emeritus member.

     ROBERT R. ROEBUCK (73) was a property and casualty insurance agent with Edward L. Noyes & Co., Inc., until his retirement in 1988. From 1988 to 1990, he worked for the same company as a consultant. He served as a member of the Bank's Board from 1966 to 1997 when he was elected as an Emeritus member of the Board of the Bank.

MEETINGS AND COMMITTEES OF THE BOARD

     The business of the Corporation is conducted at regular and special meetings of the full Board of Directors and its standing committees. The standing committees consist of the Executive, Compensation and Benefits, Pension, Nominating and Audit Committees.

     During 1997, the Board of Directors of the Corporation met four times in accordance with the Bylaws. No director attended fewer than 75 percent of the total number of Board of Directors and Committee Meetings of the Corporation of which he or she was a member. The Board of Directors of the Bank met 17 times and no members attended fewer than 75 percent of that number. The membership of the following committees of both the Corporation and the Bank are currently the same.

     The Executive Committee consists of Messrs. Altdoerffer, Davis, Houck, Kessler (Chairman), and George. The entire Board of Directors may delegate to the Executive Committee, except as otherwise restricted by Law, the Articles of Incorporation or the Bylaws, the powers of the Board of Directors in the management of the business and affairs of the Corporation in the intervals between meetings of the Board of Directors. The Executive Committee of the Corporation met concurrently with the Executive Committee of the Bank once in 1997. The Bank's Committee met two additional times.

     The Compensation and Benefits Committee consists of Messrs. George, Houck (Chairman), Kessler, Siverling and Sourbeer. The Compensation and Benefits Committee of the Corporation met four times in 1997 concurrently with the Compensation and Benefits Committee of the Bank. The Committee of the Bank met four times prior to the reorganization.

     The Pension Committee consists of Messrs. Davis (Chairman), Isaacman, McClure and Springer. The Committee meets at least annually and reviews and approves all matters relating to pension plan additions and/or distributions. The Committee of the Corporation did not meet in 1997. The Committee of the Bank met three times in 1997.

     The Nominating Committee consists of Messrs. George, McClure, Sourbeer and Springer and is responsible for selecting nominees for election to the Board when requested by the Board. The Nominating Committee has no formal procedures in effect for receiving recommendations for nominees. This Committee did not meet during 1997.

     The Audit Committee consists of Messrs. Davis, Houck, Isaacman (Chairman), McClure and Siverling. This Committee meets on a quarterly basis with the internal auditor to review audit programs and the results of audits of specific areas as well as other regulatory compliance issues. In addition, the Audit Committee meets with the independent certified public accountants to review the results of the annual audit and other related matters. The Audit Committee of the Bank met four times in 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), require the Corporation's officers and directors, and persons who own more than 10 percent of the registered class of the Bank's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it and upon written representations from the officers and directors, the corporation believes that, during the period January 1, 1997, through December 31, 1997, its officers and directors were in compliance with all filing requirements applicable to them.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Each of the following are Senior Officers of the Corporation who were appointed on September 16, 1997, except Mr. Coulson who is an officer of the Bank only. Their tenures with the Bank are set forth below.

     JAMES L. DURRELL (61) was appointed Executive Vice President in April 1995, and has been Chief Financial Officer since 1988 when he commenced his employment with the Bank. Mr. Durrell is a director of H S Service Corporation, a wholly-owned subsidiary of the Bank.

     WILLIAM M. LONG (47) has been Senior Vice President of Lending since 1989, and has been employed by the Bank since March 1984.

     LYLE B. SHUGHART (51) has been Senior Vice President of Retail Services since 1989, and has been employed by the Bank since 1975.

     RICHARD C. RUBEN (54) was appointed Senior Vice President, Chief Legal Officer and Corporate Secretary in August 1997. Mr. Ruben was engaged in the private practice of law in Harrisburg, Pennsylvania, between 1978 and 1997. Mr. Ruben is President and a Director of H S Service Corporation, a wholly-owned subsidiary of the Bank.

     JOHN C. COULSON (46) was appointed Senior Vice President, Chief Information Officer of the Bank in August, 1997. From 1993 to 1997, he was employed by Dauphin Deposit Bank & Trust Company in various positions including Chief Information Officer and as a member of First Maryland Bankcorp's Merger, Acquisition and Consolidation Group. Prior to 1993, he was employed by Farmers Bank and Trust Company.

CERTAIN TRANSACTIONS

     The Corporation has engaged in consumer loans and provides loans to its officers, directors and employees to purchase or refinance personal residences. All of these loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features. The Bank makes loans available to its officers, directors and employees on a basis consistent with statutory requirements. In prior years, the Bank waived application fees on loans made to officers and directors in accordance with regulations then in effect.

     There have been no material transactions between the Bank, nor are any material transactions proposed, with any director or executive officer of the Corporation or the Bank, or any associate of the foregoing persons. The Corporation is not involved in any lending operations at this time. The Bank has entered into, and intends to continue to enter into, banking and financial transactions in the ordinary course of business with directors and officers of the Bank and the Corporation and their associates on comparable terms and with similar interest rates as those prevailing from time to time as an employee benefit equally available to all Bank employees without preference to insiders over other employees of the Bank. Total loans outstanding from the Bank at December 31, 1997 to the Bank's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was approximately $1,149,071, which is less than 1% of the Bank's total equity capital. The largest aggregate amount of indebtedness outstanding at any time during fiscal year 1997 to officers and directors of the Bank as a group was approximately $1,238,404. The Bank intends that all future transactions involving executive officers, directors, holders of 10% or more of the shares of any class of its stock , and affiliates thereof, will contain terms no less favorable to the Bank than the Bank makes available generally to its non-insider employees as an employee benefit. A majority of the Bank's independent outside directors, not having any interest in the transaction, will approve future transactions.

     The Bank and its subsidiaries used the services of Richard C. Ruben as its outside General Counsel prior to his appointment as an Officer of the Corporation and the Bank in August of 1997. Prior to Mr. Ruben's becoming an employee, he was paid $79,779 in 1997 for legal fees, costs and expenses.

                             EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE.   Shown below is information concerning the
annual compensation for services in all capacities to the Bank for the fiscal years ended December 31, 1997, 1996 and 1995 of those persons who were, at December 31, 1997, (1) the Chief Executive Officer, and (2) the four other most highly compensated executive officers or former executive officers of the Bank (together, "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                                   ----------------------------   ------------------------------------------
                                                                                         AWARDS                PAYOUTS
                                                                                  --------------------   -------------------
                                                                          (4)                                         (5)
                                                                         OTHER    RESTRICTED   SHARES               (6) (7)
                                                                        ANNUAL      STOCK      UNDER-              ALL OTHER
                                                                        COMPEN-     AWARDS      LYING               COMPEN-
               NAME AND                             SALARY     BONUS    SATION      SHARES     OPTIONS   PAYOUTS    SATION
          PRINCIPAL POSITION              YEAR        $          $         $          #           #         $          $
          ------------------            --------   --------   -------   -------   ----------   -------   -------   ---------
Charles C. Pearson, Jr.                   1997
President and Chief
Executive Officer (1)

William J. McLaughlin                     1997     $217,533   $40,000   $32,279                                     $48,740
President and Chief                       1996     $200,039   $49,517                                               $15,359
Executive Officer (2)                     1995     $187,820   $45,213                                               $12,969

James L. Durrell                          1997     $136,780   $39,849                                               $11,558
President and Chief                       1996     $117,933   $26,591                                               $ 8,098
Executive Officer (3)                     1995     $112,655   $24,625                                               $ 7,818
Executive Vice President and
Chief Financial Officer

William M. Long                           1997     $ 95,566   $26,048                                               $10,911
Senior Vice President                     1996     $ 86,813   $23,932                                               $ 6,001
Lending Division                          1995     $ 83,637   $16,912                                               $ 5,766

Lyle B. Shughart                          1997     $ 87,430   $23,702                                               $ 7,384
Senior Vice President                     1996     $ 83,922   $15,111                                               $ 5,687
Retail Services Division                  1995     $ 81,645   $14,701                                               $ 5,605

------------------
(1) Charles C. Pearson, Jr., was appointed President and CEO effective January 5, 1998. No compensation was earned in 1997.
(2) William J. McLaughlin retired effective October 31, 1997.
(3) James L. Durrell served as Acting President and Chief Executive Officer from September 24, 1997 through January 4, 1998.
(4) Amounts for officers other than Mr. McLaughlin are not reportable as they do not exceed the lesser of $50,000 or 10% of salary and bonus.
(5) Includes contributions in 1997 of $9,440, $7,051 and $6,050, respectively, for Messrs. Durrell, Long and Shughart to HFIs Employee Stock Ownership Plan.
(6) Includes contributions in 1997 of $48,782, $97 and $2,258, respectively, for Messrs. McLaughlin, Durrell and Long to HFIs Supplemental Executive Retirement Plan.
(7) Includes employer matching contributions of $1,958, $2,021, $1,602 and $1,334, respectively, for Messrs. McLaughlin, Durrell, Long and Shughart for 1997 under the Bank's 401-K retirement plan.
(8) No other executive officers of the Corporation or the Bank earned salary and bonus in 1997 in excess of $100,000.

     AGGREGATE OPTION EXERCISES DURING 1997 AND OPTION VALUES AT DECEMBER 31, 1997. The Bank's 1994 and 1996 incentive stock option plans are available to officers and other employees of the Bank and its affiliates. The plans are administered by a committee of outside directors. The plans authorize the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), "non-statutory options," which do not qualify as incentive stock options, and certain "Limited Rights," exercisable only upon a change of control of the Bank, the Mutual Holding Company and now following the two-tier reorganization, the Corporation. The following table sets forth certain information regarding awards under the Bank's incentive stock option plans, including the shares acquired and the value realized during 1997 by Named Executive Officers upon exercise of options and the number of shares of Corporation Common Stock underlying options and the value of options held by Named Executive Officers at December 31, 1997. The stock underlying the options and the stock issued was converted to Harris Financial, Inc. ("Corporation") Common Stock pursuant to the Plan of Reorganization approved at the 1997 Annual Meeting of the Bank and completed upon the Reorganization on September 16, 1997.

                                                                           NUMBER OF
                                                                           SECURITIES            VALUE OF
                                                                       UNDERLYING OPTIONS   UNEXERCISED IN-THE-
                                               NUMBER OF                AT DECEMBER 31,      MONEY OPTIONS AT
                                                SHARES                        1996           DECEMBER 31, 1996
                                              ACQUIRED ON    VALUE        EXERCISABLE/         EXERCISABLE/
                    NAME                       EXERCISE     REALIZED     UNEXERCISABLE       UNEXERCISABLE (1)
                    ----                      -----------   --------   ------------------   -------------------
Charles J. Pearson. Jr.
President and Chief Executive Officer

James L. Durrell
Executive Vice President and Chief Financial
Officer                                              --         --       21,300/15,000       $423,338/$298,125

William M. Long
Senior Vice President                                --         --       15,000/15,000       $298,125/$298,125

Lyle B. Shughart
Senior Vice President                                --         --            0/15,000       $      0/$298,125

Richard C. Ruben
Senior Vice President
Chief Legal Officer

John C. Coulson
Senior Vice President
Chief Information Officer

------------------
(1) Based on the last sale price of the Bank Common Stock on December 31, 1997.

     EMPLOYMENT CONTRACTS. The Mutual Holding Company, parent of the Corporation, entered into a rolling three-year Employment Agreement with Mr. Pearson on December 19, 1997 effective January 5, 1998 through December 31, 2000. Mr. Pearson was employed as President and Chief Executive Officer of the Mutual Holding Company and its subsidiaries at an initial annual salary of $275,000 per year with a guaranteed first year bonus of 30% of base salary. In addition, Mr. Pearson was promised other material considerations. He was awarded qualified and non-qualified stock options to purchase a total of 25,000 and 50,000 shares, respectively, of Corporation Common Stock at an exercise price of $20.25 per share in equal installments on the first five anniversaries of the effective date of his employment. The contract provides for repricing the options based upon performance of the company stock relative to its peers. Mr. Pearson is also entitled to participate in all company benefit plans generally available to executive officers, a company vehicle, country club membership, a relocation allowance and legal fees. He was furthermore granted an alternative payment to compensate for in-the-money options lost as the result of his employment by the Corporation. His contract includes a Change-in-Control Agreement (discussed below) and provisions in the event of termination or resignation.

     The Bank entered into a three-year Employment Agreement with Mr. Ruben to be employed by the Bank as Senior Vice President, General Counsel and Corporate Secretary at an initial annual salary of $115,000 per year. He is serving the Corporation in the same executive capacities. Mr. Ruben will participate in bonus, benefits and other plans as are standard for other executive officers. Mr. Ruben was granted 1,500 shares of Company Stock per year and options to purchase an additional 3,000 shares of Company Stock per year at $12.00 per share on each of the first three anniversaries of his employment beginning August 25, 1998.

     CHANGE IN CONTROL AGREEMENTS. In January, 1994, the Bank and the Mutual Holding Company entered into a change-in-control agreement ("CICA") with each of Messrs. Durrell, Long and Shughart; in August, 1997, with Messrs. Ruben and Coulson and in December, 1997, with Mr. Pearson. Each CICA has a three-year term. Commencing on the first anniversary date and continuing on each anniversary date thereafter, each CICA will renew for an additional year, so that the term of each CICA will be three years, unless written notice is provided by either party. Each CICA provides that, at any time following a change-in-control of the Bank or of the Holding Company, if the Bank or the Holding Company terminates the executive's employment for any reason, other than for cause, or if the executive terminates his employment following his demotion, loss of title, loss of significant authority, reduction in his compensation or relocation of his principal place of employment, the executive, or in the event of death, his beneficiary, is entitled to receive a severance payment equal to three times his annual compensation. Each CICA also provides that the Bank and/or the Holding Company will continue the executive's life, health, dental and disability coverage for a three-year period. A change-in-control is defined, in the CICA, to mean an event that would constitute a change-in-control of the Bank or the Holding Company, as the case may be, under the Bank Holding Company Act or the Change in Bank Control Act; a plan of reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Bank or of the Holding Company or a similar transaction in which the Bank or the Holding Company is not the resulting entity; or a change in the composition of the Board of Directors of the Bank or of the Holding Company that results in a change of a majority of such directors. If payments and benefits under a CICA would constitute an excess parachute payment under Section 280G of the Code, then such payment may be reduced to one dollar less than the excess parachute amounts if the reduced amount would be greater than the unreduced payments less the excise tax that the executive would owe under Section 4999 of the Code.

     PENSION PLAN. The Corporation presently has no separate pension plan. The Bank maintains a non-contributory defined benefit plan for all employees who are at least 21 years of age and who have completed one year of service during which they worked at least 1,000 hours. The plan is intended to be a "qualified" plan under section 401(a) of the Code. The plan provides for a monthly benefit to the participant upon his or her retirement at the age of sixty-five (65) with at least five years of service. Benefits are also payable upon the participant's death or disability or early retirement at age fifty-five (55) with at least five years of service. The benefit to which a participant is entitled is determined in accordance with a formula based upon the participant's average monthly compensation, which is defined in the plan to be monthly compensation averaged over the highest five years of service. The benefit formula is the sum of a) 2% of average monthly compensation multiplied by years of service, up to 15 years, b) .5% of average monthly compensation multiplied by years of service in excess of 15 years (maximum 20 years under this part) and c) .5% of average monthly compensation in excess of one-twelfth of social security covered compensation multiplied by years of service, up to 35 years. The Bank is required to make annual contributions to the plan based upon actuarial estimates provided by the actuary retained by the plan. During 1997, no contribution was required.

     The following table illustrates monthly pension benefits at age 65 under the most advantageous plan provisions available at various levels of compensation and years of service.

                                YEARS OF SERVICE

COMPENSATION     15         20         25         30         35
------------  --------   --------   --------   --------   --------
  $ 40,000     $1,055     $1,157     $1,259     $1,361     $1,463
    60,000      1,680      1,866      2,051      2,236      2,421
    80,000      2,305      2,574      2,842      3,111      3,379
   100,000      2,930      3,282      3,634      3,986      4,338
   120,000      3,555      3,991      4,426      4,861      5,296
   140,000      4,180      4,699      5,217      5,736      6,254
   160,000      4,805      5,407      6,009      6,611      7,213

------------------
As of December 31, 1997, Messrs. Durrell, Long and Shughart had 10, 14, and 23 years of credited service, respectively.

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN.   The Corporation currently
maintains no Supplemental Executive Retirement Plan. The Bank maintains a Supplemental Executive Retirement Plan (the "SERP") for certain employees designated by the Board of Directors. The Plan makes up benefits lost by the employee under the Bank's three qualified retirement plans due to the lower Internal Revenue Service ("IRS") compensation limit effective January 1, 1995. The compensation limit for 1997 was $160,000, and remains $160,000 for 1998. The SERP includes a defined benefit component and a defined contribution component. The amount of the annual defined contribution is included in the Summary Compensation Table, the amount of the defined benefit component is described in the table below. The benefit may be paid in a lump sum, or over a ten-year period. The following table sets forth the present value at age 65 of the defined benefit that will be received based on a participant's years of service and average annual compensation over the last five years prior to reaching age 65.

                              YEARS OF SERVICE (1)

COMPENSATION     15         20         25         30         35
------------  --------   --------   --------   --------   --------
  $160,000    $      0   $      0   $      0   $      0   $      0
   200,000     156,000    177,000    198,000    219,000    240,000
   225,000     254,000    288,000    322,000    356,000    390,000
   250,000     352,000    399,000    446,000    493,000    540,000
   275,000     450,000    510,000    570,000    630,000    690,000
   300,000     548,000    621,000    694,000    767,000    840,000

------------------
(1) Represents the present value at age 65 of the SERP benefit.

     As of December 31, 1997, Messrs. Durrell, Long and Shughart had 10, 14, and 23 years of credited service, respectively.

     FEES. The Corporation has no separate compensation for Corporation Board Members, all of whom are currently directors of the Bank. The Chairman of the Board receives an annual fee of $26,400 paid monthly and $2,000 for each board meeting attended. The Chairman receives no additional compensation for committee meetings. Directors receive an aggregate annual fee of $9,000 and $1,000 for each regular board meeting attended, including consolidated meetings of the Corporation and the Bank and $600 for each special board meeting. Members of committees receive $550 for each committee meeting attended. Employees who are also directors are not paid for attending board or committee meetings. Directors Emeritus receive $850 for each board meeting attended. In 1997, the Board of Directors received an aggregate of $313,425 of fees.

     STOCK OPTION PLAN FOR OUTSIDE DIRECTORS. The Bank's 1994 Stock Option Plan for Outside Directors is self-administering, and a total of 236,250 shares of Common Stock are authorized for issuance under the Plan. The exercise price per share for each option issued under the plan is the fair market value of a share of the underlying common stock on the date of grant. A total of 225,000 options to purchase shares of Bank, now Corporation, Common Stock at a price of $3.33 1/3 per share were issued in connection with the initial grant in 1994. Since the initial grants, Mr. Isaacman, elected in 1996 received 5,625 options and Messrs. McClure and Springer, elected 1997, also received 5,625 options. Share and option numbers and prices are split adjusted.

     RECOGNITION AND RETENTION PLAN FOR OUTSIDE DIRECTORS. Awards of between 3,000 and 6,000 shares of Bank Common Stock were made in 1994 under the Bank's Recognition and Retention Plan for Outside Directors to each outside director of the Bank at such time. Awards under the plan were fixed pursuant to a formula based upon years of Service. Mr. Isaacman received 1,500 shares at the time of his appointment in 1996. Share numbers are split adjusted.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, Directors George, Kessler, Siverling, Houck and Sourbeer served on the Compensation and Benefits Committee. None of the committee's members is a current or former officer or employee of the Corporation, the Bank or any subsidiary of the Bank. In addition, none of the members of the committee had any relationship with the Corporation or the Bank that would require disclosure under Item 404 of Regulation S-K of the Securities and Exchange Commission (the "SEC"), relating to insider transactions and indebtedness of management.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Benefits Committee of the Board of Directors of the Corporation and the Bank is responsible for establishing, implementing and monitoring all executive compensation policies of the Corporation and the Bank. The Committee is also responsible for evaluating the performance of the Chief Executive Officer of the Corporation and the Bank and recommending appropriate compensation levels. The Chief Executive Officer evaluates the performance of the Executive Vice President and the Senior Vice Presidents and recommends individual compensation levels to the Compensation and Benefits Committee. None of the Committee's members is a current or former officer or employee of the Corporation, the Bank or any subsidiary of the Bank.

     The Compensation and Benefits Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and shareholder returns. Compensation policies must be maintained to promote: (1) the attraction and retention of highly-qualified executives; (2) motivation of executives that is related to the performance of the individual and the Corporation and its subsidiaries; (3) current and long-term performance; and (4) a financial interest in the success of the corporation similar to the interests of its shareholders and other constituencies.

     The Corporation's and Bank's current compensation plan involves a combination of salary and bonus to reward short-term performance. The salary levels of executive officers are designed to be competitive within the financial services industry. A consultant was utilized to determine competitive salary levels and individual performance is reviewed to determine appropriate salary adjustments. Executive officers of the Bank were eligible to participate in a corporate bonus plan which provides a bonus upon achievement of certain internal objectives and external objectives based on stock price compared to peers, which peers are disclosed in the Shareholder Return Performance Graph, set forth below.

     The internal objectives include return on equity, return on assets and an efficiency ratio all compared to plan objectives.

     In addition to base salary and bonus, executive officers of the Bank are eligible to participate in certain long-term incentive plans including an employee stock ownership plan (ESOP) and 401(k) plan.

     For the year 1997, the base compensation of Chief Executive Officer William
J. McLaughlin was set to have been at $278,736 (salary and bonus) which represented approximately a 13% increase from the previous year. The Committee believed the increase was appropriate based on competitive salary surveys and the performance of the Bank. Mr. McLaughlin resigned in September, 1997 effective October 31, 1997. In appreciation of his 19 years of service to the Harris organization and in recognition of the extraordinary enhancement in value to Harris shareholders during his service as President, the Committee awarded Mr. McLaughlin a separation package of 2 1/2 years of continuation of his 1997 base salary (a total of $544,830) to be paid monthly, a pro-rated bonus for 1997 of up to $40,000, insurance and benefit contributions for 2 1/2 years, Supplemental Executive Retirement Plan equivalent contributions to achieve a 20-year service equivalent, country club dues and his company automobile. The total value of Mr. McLaughlin's separation package is approximately $775,000.

     The Committee recommended and the Board of Directors authorized entering into an employment agreement with Charles C. Pearson, Jr., to serve the Corporation and the Bank as President and Chief Executive Officer beginning January, 1998. The compensation of Mr. Pearson includes a base salary of $275,000 per year and provisions for bonuses in the amount of 30% of base salary. Mr. Pearson's cash compensation is supplemented by options to purchase 75,000 shares of Corporation Common Stock vesting over a five-year period, a buy-out of the in-the-money options forfeited at his prior employment as the result of moving to Harris, relocation and legal expenses as well as participation in the Bank's benefit plans on a basis materially equivalent to that of the other senior officers. The Committee believes that the agreement entered into with Mr. Pearson is consistent overall with the compensation of the Chief Executive Officers of peer group thrifts and recognizes both Mr. Pearson's strength and experience in the thrift industry and his abilities in the management of a full-service financial institution, which the Bank intends to become.

                      COMPENSATION AND BENEFITS COMMITTEE

                                    Jimmie C. George
                                    Robert A. Houck (Chairman)
                                    Robert E. Kessler
                                    William A. Siverling
                                    Frank R. Sourbeer

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly dollar change in the cumulative total shareholder return assuming the reinvestment of dividends for:
(1) the Bank and now the Corporation Common Stock over the period commencing with the January 25, 1994 public offering first-day closing price through December 31, 1997; (2) all issues traded on the Nasdaq Stock Market from January 25, 1994 through December 31, 1997; and (3) all publicly traded thrifts with assets of between $1 and $5 billion from January 25, 1994 through December 31, 1997. The shareholder return shown on the graph below is not necessarily indicative of future performance.

[In the printed version there appears a line graph with the following plot points depicted.]

                                                                    PERIOD ENDING
                                           ---------------------------------------------------------------
INDEX                                      1/25/94      12/31/94      12/31/95      12/31/96      12/31/97
-----                                      -------      --------      --------      --------      --------
Harris Financial, Inc.                     100.00        78.73         118.22        111.68        373.48
NASDAQ -- Total US                         100.00        96.62         136.65        168.07        206.24
SNL $1B-$5B Thrift Index                   100.00        99.53         153.00        200.76        356.35

                               LEGAL PROCEEDINGS

     In the opinion of the management of the Corporation, there are no proceedings pending to which the Corporation is a party or to which its property is subject, which, if determined adversely to the Corporation, would be material in relation to the Corporation's undivided profits or financial condition. There are no proceedings pending other than routine litigation incident to the business of the Corporation. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation by government authorities.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Arthur Andersen, LLP, acted as the Bank's and the Corporation's independent public accountant for the 1997 fiscal year and has been selected to act as the Corporation's and the Bank's independent public accountant for the 1998 fiscal year. KPMG Peat Marwick, LLP, was the Bank's independent public accountant for fiscal years 1995 and 1996. The decision to change accountants was recommended to the Board of Directors of the Bank by the Audit Committee and ratified by the Board in May, 1997. This was done after a review of proposals submitted by several public accounting firms, including KPMG Peat Marwick, LLP, in response to the Bank's request for proposals. KPMG Peat Marwick's prior reports contained no adverse opinions nor did the Bank's change of accountants result from disagreements with KPMG Peat Marwick, LLP. KPMG Peat Marwick, LLP, has not advised the Bank of any reportable issues.

                                 ANNUAL REPORT

     A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1997 is enclosed with this Proxy Statement. A representative of Arthur Andersen, LLP, the accounting firm which examined the financial statements in the Annual Report, will attend the meeting. The representative will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions concerning the Annual Report presented by shareholders at the Annual Meeting.

                             SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 1999 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of Harris Financial, Inc., at its principal executive offices, 235 North Second Street, Harrisburg, Pennsylvania 17101, not later than November 18, 1998 (December 18, 1998 to submit a Director nomination).

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.

                             ADDITIONAL INFORMATION

     UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE BANK'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND WHICH SERVES AS THE BANK'S ANNUAL DISCLOSURE STATEMENT UNDER SEC RULE 13A-1 OF THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM JAMES L. DURRELL, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, HARRIS FINANCIAL, INC., 235 NORTH SECOND STREET, HARRISBURG, PENNSYLVANIA 17101.

                             HARRIS FINANCIAL, INC.

                                     PROXY

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 21, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Robert E. Kessler, Bruce S. Isaacman, Samuel M. Altdoerffer, William E. McClure and Donald B. Springer and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Harris Financial, Inc. (the "Corporation") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Zembo Temple, Third and Division Streets, Harrisburg, Pennsylvania 17110 on Tuesday, April 21, 1998, at 10:00 a.m., prevailing time, and at any adjournment or postponement thereof, as follows:

                          (Continued on reverse side)

                              FOLD AND DETACH HERE

1. ELECTION OF THREE (3) CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

 FOR all nominees        WITHHOLD       NOMINEES: CHARLES C. PEARSON, JR.
listed to the right     AUTHORITY       ERNEST P. DAVIS, FRANK R. SOURBEER
(except as marked     to vote for all
to the contrary)      nominees listed
                       to the right

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

-----------------------------------------------------------------------------

2. In their discretion, the proxy holders are authorized to vote for such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.



THE BOARD OF DIRECTORS RECOMMENDS A
VOTE FOR THE ELECTION OF THE CLASS I
DIRECTORS LISTED ABOVE.

This proxy must be dated, signed by the shareholder exactly as the name appears below and returned promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. If stock is held jointly, each owner should sign.


Dated: ___________________________, 1998

________________________________________
Signature


________________________________________
Signature


                              FOLD AND DETACH HERE